Exhibit 10.4

INTELLECTUAL PROPERTY MATTERS AGREEMENT

by and between

TRINITY INDUSTRIES, INC.

and

ARCOSA, INC.

Dated as of [•], 2018

i

ii

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT dated as of [•] (this “Agreement”), is by and between Trinity Industries, Inc., a Delaware corporation (“Trinity”), and Arcosa, Inc., a Delaware corporation (“Arcosa”). Each of Trinity and Arcosa is sometimes referred to as a “Party” and collectively are sometimes referred to as the “Parties.” All capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Separation and Distribution Agreement (defined below).

R E C I T A L S

WHEREAS, Trinity and Arcosa have entered into that certain Separation and Distribution Agreement, dated as of [•] (the “Separation and Distribution Agreement”), pursuant to which, in accordance with the Internal Reorganization, Trinity was separated into two separate, independent, publicly-traded companies; (i) one comprising the Arcosa Business, which is owned and conducted directly or indirectly by Arcosa, all of the common stock of which was distributed to the Trinity stockholders, and (ii) one comprising the Trinity Business, which continues to be owned and conducted, directly or indirectly, by Trinity, all on the terms and conditions set forth in the Separation and Distribution Agreement; and

WHEREAS, in connection with the transactions contemplated by the Separation and Distribution Agreement, each Party agreed to license to the other certain Intellectual Property commencing as of the Effective Time, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth hereafter, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

Definitions

Section 1.01   Certain Defined Terms. Capitalized terms used but not defined herein have the meanings given to such terms in the Separation and Distribution Agreement. The following capitalized terms used in this Agreement shall have the meanings set forth below:

(a)	“Arcosa Intellectual Property” means Intellectual Property (other than Trademarks) that both (i) is owned by the Arcosa Group as of the Effective Time and (ii) was used in the Trinity Business in the twelve (12) consecutive months immediately prior to the Effective Time, including the Intellectual Property identified on Schedule A. For the avoidance of doubt, Arcosa Intellectual Property does not include any Intellectual Property created or acquired by any member of the Arcosa Group after the Effective Time, except for any patent filed by any member of the Arcosa Group after the Effective Time that claims priority back to any patents described by (i) and (ii) above.
(b)	“Arcosa Segments” means (i) construction products, namely, manufacturing and selling trench shields and shoring products and services for infrastructure-related projects, and producing and selling lightweight and natural construction aggregates, provided that in no event shall such products include highway products; (ii) transportation products, namely, manufacturing and selling barges and related products for inland waterway services; (iii) manufacturing and selling steel components for railcars and other transportation equipment; and (iv) energy production and transmission equipment, namely, structural wind energy towers, well-head and related energy products storage equipment, steel utility structures for electricity transmission and distribution, pressurized and non-pressurized storage and distribution containers, cryogenic storage and transport containers and gas processing and storage equipment used at well sites and midstream locations.
(c)	“Improvement” means any modification, derivative work or improvement of any technology, whether or not patentable, including, without limitation, designs, formulae, procedures, methods, techniques, ideas, know-how, results of research and development, software, inventions, apparatus, creations, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and any other embodiments of the above, in any form whether or not specifically listed herein.
(d)	“Intellectual Property” shall have the definition set forth in the Separation and Distribution Agreement; provided, that the term “Intellectual Property”, as used herein, expressly excludes Trademarks.

(e)	“Trinity Intellectual Property” means Intellectual Property (other than Trademarks) that both i) is owned by the Trinity Group as of the Effective Time and ii) was used in the Arcosa Business in the twelve (12) consecutive months immediately prior to the Effective Time, including the Intellectual Property identified on Schedule B. For the avoidance of doubt, Trinity Intellectual Property does not include any Intellectual Property created or acquired by any member of the Trinity Group after the Effective Time, except for any patent filed by any member of the Trinity Group after the Effective Time that claims priority back to any patents described by (i) and (ii) above.
(f)	“Trinity Segments” means (i) manufacturing, selling and/or leasing railcars and manufacturing and selling related parts and components; (ii) railcar maintenance, management, repair and retrofitting services; (iii) manufacturing, selling and renting highway products; (iv) manufacturing and selling heads for railcars and storage containers; (v) mounting of wheel and axle sets and (vi) owning and/or operating a fleet of railcars and providing third-party fleet leasing, management, maintenance, and administrative services, and providing logistical and security services.
(g)	“Use” means to use, practice, reproduce, distribute, perform, display, license, sublicense, and otherwise exploit; to prepare modifications, derivative works, or improvements based upon; and to make, have made, sell, distribute, offer to sell, have sold, import, export, lease and otherwise commercialize or dispose of products and services based upon the Intellectual Property.

Article II

LICENSE GRANT

Section 2.01   Grant from Trinity to Arcosa.

(a)	Trinity hereby grants, and shall cause the other members of the Trinity Group to grant, to Arcosa a worldwide, perpetual, irrevocable, royalty-free, fully paid-up license to Use the Trinity Intellectual Property for any purpose within the Arcosa Business or any future business of the Arcosa Group, provided that Arcosa shall have no right to Use the Trinity Intellectual Property in connection with the Trinity Segments. The foregoing license is not sublicensable except as expressly provided in Section 2.01(b). The foregoing license is (i) exclusive (except with respect to the Trinity Group) within the field of the Arcosa Segments and (ii) non-exclusive in all other fields.
(b)	Arcosa may grant sublicenses of the rights and licenses granted under this Section 2.01 in whole or in part to (i) the other members of the Arcosa Group, for so long as such members are Affiliates of Arcosa; (ii) contractors and other service providers performing services for the benefit of the Arcosa Group, for the duration of the performance of such services; and (iii) customers of the Arcosa Group in connection with the provision of products and services to such customers.

Section 2.02   Grant from Arcosa to Trinity.

(a)	Arcosa hereby grants, and shall cause the other members of the Arcosa Group to grant, to Trinity a worldwide, perpetual, irrevocable, royalty-free, fully paid-up license to Use the Arcosa Intellectual Property for any purpose within the Trinity Business or any future business of the Trinity Group, provided that Trinity shall have no right to Use the Arcosa Intellectual Property in connection with the Arcosa Segments. The foregoing license is not sublicensable except as expressly provided in Section 2.02(b). The foregoing license is (i) exclusive (except with respect to the Arcosa Group) within the field of the Trinity Segments and (ii) non-exclusive in all other fields.
(b)	Trinity may grant sublicenses of the rights and licenses granted under this Section 2.02 in whole or in part to (i) the other members of the Trinity Group, for so long as such members are Affiliates of Trinity; (ii) contractors and other service providers performing services for the benefit of the Trinity Group, for the duration of the performance of such services; and (iii) customers of the Trinity Group in connection with the provision of products and services to such customers.

Section 2.03   Improvements. As between the Parties, Trinity shall own any Improvements made by or on behalf of any member of the Trinity Group to the Trinity Intellectual Property or the Arcosa Intellectual Property. As between the Parties, Arcosa shall own any Improvements made by or on behalf of it to the Arcosa Intellectual Property or the Trinity Intellectual Property. Neither Party will have any obligation to license, disclose or deliver to the other Party any Improvements made by it to the Trinity Intellectual Property or the Arcosa Intellectual Property.

Section 2.04   Section 365(n) of the Bankruptcy Code. All rights and licenses granted under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

Section 2.05   Ownership; Reservation of Rights. As between the Parties, Trinity will continue to own all right, title and interest in and to the Trinity Intellectual Property. As between the Parties, Arcosa will continue to own all right, title and interest in and to the Arcosa Intellectual Property. All rights not expressly granted by a Party hereunder are reserved by such Party. Without limiting the generality of the foregoing, the Parties expressly acknowledge that nothing contained herein shall be construed or interpreted as a grant, by implication or otherwise, of any licenses other than the licenses expressly set forth in this Article II. The licenses granted in Sections 2.01 and 2.02 are subject to, and limited by, any and all licenses, rights, limitations and restrictions with respect to, as applicable, the Trinity Intellectual Property or the Arcosa Intellectual Property previously granted to or otherwise obtained by any Third Party that are in effect as of the Effective Time, for so long as such previous licenses, rights, limitations and restrictions are in effect.

Article III

COVENANTS

Section 3.01   Ownership. No Party shall represent that it has any ownership interest in any Intellectual Property of the other Party licensed hereunder.

Section 3.02   Prosecution and Maintenance. Each Party retains the sole right to protect at its sole discretion the Intellectual Property owned by such Party, including deciding whether and how to file and prosecute applications to register patents and copyrights included in such Intellectual Property, whether to abandon prosecution of such applications, and whether to discontinue payment of any maintenance or renewal fees with respect to any patents.

Section 3.03   Third Party Infringements, Misappropriations, Violations. Each Party shall promptly notify the other Party in writing of any infringements, misappropriations or other violations by a Third Party of the Intellectual Property of the other Party being licensed hereunder that come to such Party’s attention. The licensing Party shall have the sole right to determine at its sole discretion whether any action shall be taken in response to such infringements, misappropriations or other violations. Any such action taken by the licensing Party shall be taken at the sole cost and expense of the licensing Party, and any damages awarded or otherwise paid by a Third Party as a result of any such action shall be for the sole account of the licensing Party. As reasonably requested by the licensing Party, the other Party shall cooperate in any such action at the licensing Party’s sole cost and expense.

Section 3.04   Patent Marking. Each Party acknowledges and agrees that it shall comply with all reasonable requests of the other Party relative to patent markings required to comply with or obtain the benefit of statutory notice or other provisions.

Article IV

TERM AND TERMINATION

Section 4.01   Term. This Agreement shall remain in full force and effect in perpetuity unless terminated in accordance with its terms.

Section 4.02   No Termination. This Agreement may only be terminated upon the mutual written agreement of the Parties hereto. In the event of a breach of this Agreement, the sole and exclusive remedy of the non-breaching Party shall be to recover monetary damages and/or to obtain injunctive or equitable relief.

Article V

DISCLAIMER; LIMITATION OF LIABILITY; ASSUMPTION OF RISK

Section 5.01   Warranty and Disclaimer.

(a)	NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE INTELLECTUAL PROPERTY LICENSED BY THE PARTIES PURSUANT TO THIS AGREEMENT IS FURNISHED “AS IS”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUALITY, USEFULNESS, COMMERCIAL UTILITY, ADEQUACY, COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN, AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.
(b)	Each of Trinity (on behalf of itself and each member of the Trinity Group) and Arcosa (on behalf of itself and each member of the Arcosa Group) further understands and agrees that if the disclaimer of express or implied representations and warranties contained in Section 5.01(a) is held unenforceable or is unavailable for any reason under the Laws of any jurisdiction outside the United States or if, under the Laws of a jurisdiction outside the United States, both Trinity or any member of the Trinity Group, on the one hand, and Arcosa or any member of the Arcosa Group, on the other hand, are jointly or severally liable for any Trinity Liability or any Arcosa Liability, respectively, then, the Parties intend that, notwithstanding any provision to the contrary under the Laws of such foreign jurisdictions, the provisions of this Agreement (including the disclaimer of all representations and warranties, allocation of Liabilities among the Parties and their respective Subsidiaries, releases, indemnification and contribution of Liabilities) shall prevail for any and all purposes among the Parties and their respective Subsidiaries.

Section 5.02   Consequential Damages. EXCEPT AS MAY BE AWARDED TO A THIRD PARTY IN CONNECTION WITH ANY THIRD PARTY CLAIM THAT IS SUBJECT TO THE INDEMNIFICATION OBLIGATIONS IN Section 5.04, in no event shall Trinity, Arcosa or their respective Affiliates, OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS be liable under this Agreement for any punitive, exemplary, special, incidental, indirect or consequential damages of any kind or nature, and in no event shall EITHER PARTY or any of its Affiliates, OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS be liable under this Agreement for lost profits, opportunity costs, diminution in value or damages based upon a multiple of earnings or similar financial measure, even if under applicable Law such lost profits, opportunity costs, diminution in value, or such damages would not be considered consequential or special damages.

Section 5.03   Assumption of Risk.

(a)	Arcosa, on behalf of itself and its Affiliates, hereby assumes all risk and liability in connection with the Arcosa Group’s use of the Trinity Intellectual Property, provided that nothing in this Agreement shall be deemed to limit the rights and remedies of Arcosa pursuant to the Separation and Distribution Agreement.
(b)	Trinity, on behalf of itself and its Affiliates, hereby assumes all risk and liability in connection with the Trinity Group’s use of the Arcosa Intellectual Property, provided that nothing in this Agreement shall be deemed to limit the rights and remedies of Trinity pursuant to the Separation and Distribution Agreement.

Section 5.04   Indemnification. The provisions of Article VI of the Separation and Distribution Agreement shall govern any and all Liabilities or indemnification (including any Indemnifiable Losses) under or in connection with this Agreement, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under or in connection with this Agreement.

Article VI

MISCELLANEOUS PROVISIONS

Section 6.01   Confidentiality. Section 7.5 (Confidentiality) of the Separation and Distribution Agreement shall govern the treatment of any Confidential Information disclosed under this Agreement.

Section 6.02   Independent Contractor. Each of Trinity, Arcosa, the Service Providers and the Service Recipients shall be an independent contractor in the performance of its respective obligations hereunder. Nothing in this Agreement shall create or be deemed to create a partnership, joint venture or a relationship of principal and agent or of employer and employee between Trinity and Arcosa, or between any Service Provider and a Service Recipient.

Section 6.03   Complete Agreement. This Agreement, including the exhibits and schedules attached hereto, the Separation and Distribution Agreement and the other Ancillary Agreements (and the exhibits and schedules thereto) shall constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any conflict between the terms and conditions of the body of this Agreement and the terms and conditions of any Schedule, the terms and conditions of such Schedule shall control. Notwithstanding anything to the contrary in this Agreement, in the case of any conflict between the provisions of this Agreement and the provisions of the Separation and Distribution Agreement, the provisions of the Separation and Distribution Agreement shall control.

Section 6.04   Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party. Execution of this Agreement or any other documents pursuant to this Agreement by electronic e-mail or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

Section 6.05   Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.05):

If to Trinity:

Trinity Industries, Inc.
2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
Attn: [_]

If to Arcosa:

Arcosa, Inc.
[_]
[_]
Attn: [_]

Section 6.06   Waiver.

(a)	Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.
(b)	No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.07   Modification or Amendment. This Agreement may only be amended, modified or supplemented, in whole or in part, in a writing signed on behalf of each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

Section 6.08   No Assignment; Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this

Agreement without the prior written consent of the other party to this Agreement, which such Party may withhold in its absolute discretion. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 6.09   No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement.

Section 6.10   Subsidiaries. Each of the Parties shall cause (or with respect to an Affiliate that is not a Subsidiary, shall use commercially reasonable efforts to cause) to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any Business Entity that becomes a Subsidiary or Affiliate of such Party on and after the Effective Time. This Agreement is being entered into by Trinity and Arcosa on behalf of themselves and the members of their respective groups (the Trinity Group and the Arcosa Group). This Agreement shall constitute a direct obligation of each such entity and shall be deemed to have been readopted and affirmed on behalf of any Business Entity that becomes a Subsidiary or Affiliate of such Party on and after the Effective Time. Either Party shall have the right, by giving notice to the other Party, to require that any Subsidiary of the other Party execute a counterpart to this Agreement to become bound by the provisions of this Agreement applicable to such Subsidiary.

Section 6.11   Third Party Beneficiaries. Except (i) as provided in Article V relating to Indemnified Parties, this Agreement is solely for the benefit of each Party hereto and its respective Affiliates, successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person, and should not be deemed to confer upon any third party any remedy, claim, liability, reimbursement, Proceedings or other right in excess of those existing without reference to this Agreement.

Section 6.12   Titles and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 6.13   Exhibits and Schedules. The exhibits and schedules hereto shall be construed with and be an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the Exhibits or Schedules constitutes an admission of any liability or obligation of any member of the Trinity Group or the Arcosa Group or any of their respective Affiliates to any third party, nor, with respect to any third party, an admission against the interests of any member of the Trinity Group or the Arcosa Group or any of their respective Affiliates.

Section 6.14   Governing Law. This Agreement, and all actions, causes of action, or claims of any kind (whether at law, in equity, in contract, in tort or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including without limitation Delaware laws relating to applicable statutes of limitations and burdens of proof and available remedies.

Section 6.15   Disputes; Consent to Jurisdiction.

(a)	All Agreement Disputes will be resolved in accordance with the procedures set forth in Article VIII of the Separation and Distribution Agreement.
(b)	Subject to the provisions of Article VIII of the Separation and Distribution Agreement, each of the Parties hereto agrees that the appropriate, exclusive and convenient forum for any disputes between the Parties hereto arising out of this Agreement or the transactions contemplated hereby shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court (the “Delaware Courts”). Each of the Parties further agrees that delivery of notice or document by United States registered mail to such Party’s respective address set forth in Section 6.05 shall be effective as to the contents of such notice or document, provided that service of process or summons for any action, suit or proceeding in the Delaware Courts with respect to any matters to which it has submitted to jurisdiction in this Section 6.15 shall be effective only pursuant to service on a Party’s registered agent for service of process. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum..

Section 6.16   Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with Article VIII of the Separation and Distribution Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any Delaware Court, and (iii) enforcement of any such award of an arbitral tribunal or a Delaware Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.

Section 6.17   Waiver of Jury Trial. SUBJECT TO ARTICLE VIII OF THE SEPARATION AND DISTRIBUTION AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY JUDICIAL PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT OR THE COURSE OF DEALING OR RELATIONSHIP BETWEEN THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND THAT NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.17.

Section 6.18   Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 6.19   Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 6.20   Authorization. Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party, that this Agreement constitutes a legal, valid and binding obligation of each such Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 6.21   No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 6.22   No Reliance on Other Party. The Parties hereto represent to each other that this Agreement is entered into with full consideration of any and all rights which the Parties hereto may have. The Parties hereto have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. The Parties hereto are not relying upon any representations or statements made by any other Party, or any such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties hereto are not relying upon a legal duty, if one exists, on the part of any other Party (or any such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no Party hereto shall ever assert any failure to disclose information on the part of any other Party as a ground for challenging this Agreement or any provision hereof.

[The remainder of this page has been intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Matters Agreement to be executed the day and year first above written.

TRINITY INDUSTRIES, INC.

By:
Name:
Title:

ARCOSA, INC.

By:
Name:
Title: